Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended June 30, 2004, I, Kent M. Harvey, Chairman and President of PG&E Funding LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended June 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of PG&E Funding LLC.

/s/ Kent M. Harvey____________
Kent M. Harvey
Chairman and President

August 3, 2004

Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended June 30, 2004, I, Michael J. Donnelly, Treasurer of PG&E Funding LLC, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended June 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q of PG&E Funding LLC for the quarter ended June 30, 2004, fairly presents, in all material respects, the financial condition and results of operations of PG&E Funding LLC.

/s/ Michael J. Donnelly___________
Michael J. Donnelly
Treasurer

August 3, 2004